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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report for Collection of Fine Properties, Inc., dated January 23, 1998, and to all references to our Firm included in this registration statement.

MORRISON, BROWN, ARGIZ AND COMPANY
Boulder, Colorado,
July 14, 1999.